UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                                    FORM 8-K


                                CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                    Date of Report:  FEBRUARY 9, 1996




                      ELECTRONIC SYSTEMS TECHNOLOGY INC.
                          (A Washington Corporation)

                        Commission File no. 2-92949-S
                  IRS Employer Identification no. 91-1238077

                               415 N. Quay St. #4
                             Kennewick  WA  99336
                   (Address of principal executive offices)


     Registrant's telephone number, including area code:(509) 735-9092

































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ITEM 5.  OTHER EVENTS

At the Company's Board of Directors Meeting on February 9, 1996, the Board of Directors approved a Stock Option Bonus for Employees and Directors, as was recommended by the Board's Stock Option Bonus Committee, pending ratification by the Company's Shareholders on the annual voting issue. Eligible Employees and Directors and conditions relating to the Stock Option Bonuses approved by the Board of Directors, are delineated on attached Exhibit 20.3.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS, AND
EXHIBITS.

Exhibit 20.3 - Summary of Stock Option Bonus Committee recommendations regarding Employee and Director Stock Options, as approved by the Company's Board of Directors.








































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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC SYSTEMS TECHNOLOGY, INC.

 TOM L. KIRCHNER

By: T.L. Kirchner
President
Date: March 26, 1996